TELESCAN, INC. & SUBSIDIARY
                         SUBSIDIARIES OF THE REGISTRANT

                                                                      EXHIBIT 21

  Knowledge Express Data Systems, L.C., a Texas limited liability company 3000 Valley Forge Circle, Suite 3800
  King of Prussia, Pennsylvania  19406